                    CONCESSION AND LEASE PURCHASE AGREEMENT

         This CONCESSION AND LEASE PURCHASE AGREEMENT (the "Agreement") is entered into effective as of 7:00 a.m. C.S.T. on August 1, 1994 (the "Effective Time") by and among C. A. B. RESOURCES, INC., a Texas corporation ("CAB"), CRUSADER, INC., a Delaware corporation ("Crusader"), and AUSTRALIAN HYDROCARBONS, INC., a Delaware corporation ("AHI") (CAB, Crusader and AHI are herein collectively called "Sellers" and individually a "Seller"), and HARKEN ENERGY CORPORATION, a Delaware corporation (herein called "Purchaser").

                                    RECITALS

         WHEREAS, pursuant to that certain Concession Purchase Agreement (the "Acquisition Agreement") and that certain Joint Operations Agreement (the "JOA") each dated effective as of August 1, 1988, by and among Sellers (and others) and Chuska Energy Company, each Seller acquired a Participating Interest in the Concession Properties (hereafter defined), including, without limitation, those Concession Properties described on Exhibit "A" attached hereto.

         WHEREAS, each Seller owns an undivided interest, beneficially, in and to those certain oil and leases described on Exhibit "B" attached hereto (the "BIA Leases").

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of Sellers' right, title and interests in and to the Concession Properties and the BIA Leases.

         NOW, THEREFORE, for and in consideration of the premises, of the covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, unless otherwise defined herein, capitalized terms set forth in this Agreement shall have the meaning ascribed to them in the Acquisition Agreement.

         2. Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Purchaser shall purchase from Sellers, and Sellers shall sell, assign, transfer, grant, convey and deliver to Purchaser, effective as of the Effective Time, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and encumbrances created by, through or under Sellers, but not otherwise, the following:

                 (a) Concession Properties. All of Sellers' right, title and interest in and to the properties described in Section 2 of the Acquisition Agreement (all of Sellers' right, title and interest in all of such property is herein called the "Concession Property"), such property to include, without limitation, each Seller's right, title and interest, if any, in and to the following:

                          (i)     Sellers' interest in the Concession Property
described or referred to on Exhibit "A" hereto;

                          (ii)    Sellers' interest in the JOA and all rights
of Sellers created under or by virtue of the JOA; and

                          (iii)   Sellers' interest in all other properties,
assets, rights or interests owned by Sellers under or pursuant to the Acquisition Agreement and/or the JOA, regardless of whether such properties, assets or interests are described or referred to on Exhibit "A" attached hereto.

                 (b) BIA Leases. All of Sellers' right, title and interest in and to the BIA Leases, together with any and all producing, non-producing and shut-in oil and gas wells, salt water disposal wells, water wells, injection wells, and all other wells attributable to Sellers' right, title and interest in the BIA Leases, all equipment, rights-of-way, easements, appurtenances, contract rights, personal property, and hydrocarbons located on or used in connection with Sellers' right, title and interest in the BIA Leases.

         All of Sellers' right, title and interest in the Concession Properties and the BIA Lease are herein collectively called the "Properties".

         Notwithstanding anything to the contrary, Purchaser agrees to and shall assume and pay, perform and discharge when due all liabilities and obligations of Sellers relating to the Properties, other than the liabilities and costs set forth on Schedule 2 attached hereto.

         3. Purchase Price. Subject to Section 4 below, Sellers and Purchaser agree that the purchase price to be paid by Purchaser for the Properties (the "Purchase Price") shall be $1,800,000 payable to Sellers in newly issued shares of Purchaser's common stock (par value $.01 per share) (the "Purchaser Common Stock") valued at the Index Price (as defined below). The Purchaser Common Stock shall be issued to each Seller in the following percentages:

                                                        Percentage of
         Seller                                    Purchaser Common Stock
         ------                                    -----------------------
         CAB                                                12.68%
         Crusader                                           60.22%
         AHI                                                27.10%

For the purpose of this Agreement, the term "Index Price" means the average closing sale price of the Purchaser Common Stock for the five (5) trading days immediately preceding the Closing Date as reported in the Wall Street Journal, Southwest Edition. All shares of Purchaser Common Stock issued to Sellers hereunder shall be rounded to the nearest whole share.

         4. Adjustment to Purchase Price. The Purchase Price shall be adjusted as follows:

                 (a) The Purchase Price shall be adjusted upward by the following:

                          (1) the value of all merchantable, allowable oil in storage at the Effective Time which is sold and which is credited to Sellers' interest in the BIA Leases, such value to be the actual price received less taxes deducted by the purchaser;

                          (2) the amount of all expenditures paid by or on behalf of Sellers relating to ownership or operation of the Properties after the Effective Time (exclusive of Sellers' general and administrative expenses), including, without limitation, (i) expenses that are paid by Sellers prior to the Closing Date under the JOA and that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time, (ii) operational expenditures paid by Sellers prior to the Closing Date in connection with the operation of the BIA Leases after the Effective Time and
                 (iii) prepaid expenses attributable to the Properties that are paid by Seller and that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time including, without limitation, prepaid ad valorem, property, production, severance and similar taxes (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom; and

                          (3) any other amount agreed upon in writing by Sellers and Purchaser.

                 (b) The Purchase Price shall be adjusted downward by the following:

                          (1) the proceeds received by Sellers prior to the Closing Date attributable to the Properties and that are, in accordance with generally accepted accounting principles, attributable to the period of time from the Effective Time to the Closing Date and that are not turned over to Purchaser; provided, however, that the Purchase Price shall not be adjusted downward on the account of the revenues distributed to Sellers resulting from the ownership adjustment in the Aneth Gas Plant, such adjustment being made in August 1994 pursuant to the JOA;

                          (2) an amount equal to all unpaid ad valorem, property, production, severance and similar taxes and assessments (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Properties prior to the Effective Time, which amount shall be computed based upon such taxes assessed against the applicable portion of the Properties for the current tax year or, if such taxes are assessed on other than a calendar year basis, for the tax related year last ended; and

                          (3) any other amount agreed upon in writing by Seller and Buyer.

The adjustment to the Purchase Price shall be paid in cash to the appropriate party or parties after Closing pursuant to Section 15(c) hereof. There shall be no adjustment to the Purchaser Common Stock issued to Sellers at Closing on account of any adjustment to the Purchase Price made according to this Section 4.

         5.      Registration Rights.

                 (a) Certain Definitions. As used in this Section 5, the following terms shall have the following respective meanings:

                          (i)     "Commission" means the Securities and
Exchange Commission, or any other federal agency at the time administering the Securities Act of 1933, as amended (the "Act").

                          (ii)    "Registration Statement" means the
Registration Statement filed by Purchaser with the Commission for a public offering and sale of securities of Purchaser pursuant to this Section, but shall not include a Registration Statement on Form S-8 or Form S-4, or any other registration statement filed by Purchaser with the Commission covering only securities proposed to be issued in exchange for securities or assets of another corporation.

                          (iii)   "Registerable Shares" means the shares of
Purchaser Common Stock acquired by Sellers pursuant to the terms of this Agreement, and shall include any other shares of common stock of Purchaser issued in respect of such shares (whether because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events affecting Purchaser); provided, however, that shares of common stock of Purchaser which are Registerable Shares shall cease to be Registerable Shares upon any sale pursuant to a Registration Statement under this Section 5, or with respect to a particular Seller, any other disposition of less than all of the shares of common stock of Purchaser received by such Seller pursuant to a private sale or other disposition, including all dispositions of the common stock by Sellers pursuant to Section 4(1) and Rule 144 of the Act, it being the expressed intentions of the parties hereto that the registration rights contained herein may only be assigned by a Seller in connection with any private sale or other transaction agreed to by such Seller subsequent to the date hereof if all of such Seller's Registerable Shares are sold or otherwise transferred pursuant to such transaction.

                 (b)      Sale or Transfer of Shares; Legend.

                          (i)     The Registerable Shares and shares issued in
respect of the Registerable Shares shall not be sold or transferred unless either (A) they first have been registered under the Act, or (B) Purchaser first shall have been furnished with an opinion of Sewell & Riggs, P. C., or other legal counsel, reasonably satisfactory to Purchaser, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

                          (ii)    All of the Registerable Shares of Purchaser
Common Stock shall bear the legend in the following form:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR EXEMPTIONS FROM REGISTRATION ARE AVAILABLE. THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED UNDER THE CONCESSION AND LEASE PURCHASE AGREEMENT DATED AS OF OCTOBER 20, 1994 BY AND AMONG C.A.B. RESOURCES, INC., CRUSADER, INC., AUSTRALIAN HYDROCARBONS INC. AND HARKEN ENERGY CORPORATION. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE RECORD HOLDER OF THE CERTIFICATE TO HARKEN ENERGY CORPORATION.

                 (c)      Demand Registrations.

                          (i)     Requests for Registration.  At any time after
the Closing, either of (x) CAB and Crusader and (y) AHI may request registration under the Securities Act of all or part of their Registerable Shares. Each request for a Demand Registration shall specify the approximate number of Registerable Shares requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, Purchaser will give written notice of such requested registration to all other holders of Registerable Shares and will include in such registration, subject to subparagraph (c) (iii), all Registerable Shares with respect to which Purchaser has received written requests for inclusion therein within 15 days after the receipt of Purchaser's notice. In the event either of
(x) CAB and Crusader or (y) AHI shall request a Demand Registration pursuant to this Section 5(c), Purchaser shall provide written notice to the Seller (or Sellers) who did not request such Demand Registration, whereupon such Seller (or Sellers) shall have ten (10) days from receipt of such notice to elect in writing to have its Registrable Shares registered pursuant to such Demand Registration. The failure to elect in writing within such 10-day period shall be deemed an election to not have such Seller's (or Sellers') shares registered pursuant to such Demand Registration. If such Seller (or Sellers) elect to not have its shares registered pursuant to such Demand Registration, such Seller (or Sellers) shall have no further rights of a Demand Registration under this
Section 5(c) and provided such registration otherwise counts as a Demand Registration pursuant to paragraph (c) and (g) of this Section. Any registration requested pursuant to this subparagraph (c)(i) is referred to herein as a "Demand Registration."

                          (ii)    Number of Demand Registrations.  The holders
of Registerable Shares will be entitled to require one Demand Registration in which Purchaser will pay all Registration Expenses (as hereinafter defined). A registration will not count as a Demand Registration unless and until it has remained effective for 180 days or such shorter period as shall be required to sell all of the securities registered pursuant thereto (but not before the expiration of the applicable prospectus delivery period); provided that in any event Purchaser will pay all

Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective.

                          (iii)   Priority on Registrations.  Purchaser will
not include in any Demand Registration any securities which are not Registerable Shares without the prior written consent of the holders of the Registerable Shares initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise Purchaser in writing that in their opinion the number of Registerable Shares and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registerable Shares and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of the Registerable Shares initially requesting registration, Purchaser will include in such registration, prior to the inclusion of any securities which are not Registerable Shares, the number of Registerable Shares requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registerable Securities requested by such holders to be included in such registration.

                          (iv)    Selection of Underwriters.  If any Demand
Registration is in the form of an underwritten offering, Purchaser will select and retain the investment banker or investment bankers and manager or managers that will administer the offering; provided, however, that such selection will be subject to the approval of the holders of the Registerable Shares participating in such registration, which shall not be unreasonably withheld. Purchaser shall, (together with all holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting. If a holder of Registerable Shares disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to Purchaser and the managing underwriter. The Registerable Shares so withdrawn shall also be withdrawn from registration.

                          (v)     Minimum Shares Included.  Purchaser shall not
be required to effect any Demand Registration unless the holders of Registerable Shares agree to include therein Registerable Securities that at the time of demand constitute at least 50% (or such lesser percentage as the underwriter shall determine is desirable) of the Registerable Securities.

                 (d)      Piggyback Registrations.

                          (i)     Right to Piggyback.  Whenever Purchaser
proposes to register any of its securities under the Securities Act for sale for cash (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registerable Shares, Purchaser will give prompt written notice to all holders of Registerable Shares of its intention to effect such a registration and will include in such registration all Registerable Shares with respect to which Purchaser has received written requests for inclusion therein within 15 days after the receipt of Purchaser's notice (a "Piggyback Registration"). If Purchaser gives notice of such a proposed registration, the total number of Registerable Shares which shall be included in such registration shall be limited to such number, if any, as in the reasonable opinion of the manager of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by Purchaser in such offering; provided, however, if the holders of Registerable Shares having registration rights upon a Piggyback Registration are not permitted to include all of such Registerable Shares by reason of such determination by the manager of the offering, the Registerable Securities to be included in the offering shall be determined in accordance with subparagraphs (d) (iii) and (iv) below. Notwithstanding the foregoing, Purchaser may, in its sole discretion and without the consent of any holder of Registerable Shares, withdraw such Registration Statement and abandon such proposed public offering.

                          (ii)    Piggyback Expenses.  The Registration
Expenses of the holders of Registerable Shares will be paid by Purchaser in all Piggyback Registrations.

                          (iii)   Priority on Primary Registrations.  If a
Piggyback Registration is a primary registration on behalf of Purchaser, and the managing underwriters advise the company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Purchaser, Purchaser will include in such registration (i) first, the securities Purchaser proposes to sell, (ii) second, the Registerable Shares requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of such Registerable Shares requested to be included in such registration by each such holder, and (iii) third, other securities requested to be included in such registration.

                          (iv)    Priority on Secondary Registrations.  If a
Piggyback Registration is an underwritten secondary registration on behalf of holders of Purchaser's securities, and the managing underwriters advise Purchaser in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, Purchaser will use its reasonable efforts to include in such registration (i) first, the securities the holders initially requesting such registration propose to sell, and (ii) second, the Registerable Shares requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of such Registerable Shares requested to be included in such registration by each such holder.

                 (e) Holdback Agreement. Each holder of Registerable Shares agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of any Registerable Shares, within seven days prior to and during the 60-day period beginning on the date specified in writing by Company to the holder as being the intended effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registerable Shares are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                 (f) Registration Procedures. Whenever the holders of Registerable Shares have requested that any Registerable Shares be registered pursuant to this Section, Purchaser will use reasonable efforts to effect the registration and the sale of such Registerable Shares in accordance with the intended method of disposition thereof, and pursuant thereto Purchaser will as expeditiously as possible:

                          (i)     prepare and file with the Commission a
Registration Statement on the appropriate form with respect to such Registerable Shares and use all reasonable efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, Purchaser will furnish to the counsel selected by the holders of the Registerable Shares covered by such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                          (ii)    prepare and file with the Commission such
amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 consecutive days or such shorter period which will terminate when Registerable Shares covered by such Registration Statement have been sold (but not before the expiration of the applicable prospectus delivery period) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof sat forth in such Registration Statement;

                          (iii)   furnish to each seller of Registerable Shares
such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Shares owned by such seller;

                          (iv)    use its reasonable efforts to register or
qualify such Registerable Shares under such other securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Shares owned by such seller (provided that Purchaser will not be required to qualify generally to do business or file any general consent to service of process in any jurisdiction where it would not otherwise be required to qualify or file but for this subparagraph);

                          (v)     notify each seller of such Registerable
Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such seller, Purchaser will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                          (vi)    use its reasonable efforts to cause all such
Registerable Shares to be listed on each securities exchange on which similar securities issued by Purchaser are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), use its reasonable efforts to secure designation of all such Registerable Shares covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registerable Shares and, without limiting the generality of the foregoing, to arrange for at least one market maker to register as such with respect to such Registerable Shares with the NASD;

                          (vii)   provide a transfer agent and registrar (which
may be Purchaser) for all such Registerable Shares not later than the effective date of such Registration Statement;

                          (viii)  enter into such customary agreements
(including underwriting agreements in customary form) and take all such other actions as the holders of the Registerable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registerable Shares (including, without limitation, effecting a stock split or a combination of shares);

                          (ix)    make available for inspection by any seller
of Registerable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records (reasonably requested), pertinent corporate documents and properties of Purchaser as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Purchaser's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, each seller of Registerable Shares agrees that information obtained by it as a result of such inspections which is deemed confidential shall not be used by it as the basis for any market transaction in securities of the company unless and until such information is made generally available to the public and each such seller shall cause any attorney, accountant or agent retained by such seller to keep confidential any information so deemed;

                          (x)     otherwise use reasonable efforts to comply
with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of Purchaser's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                          (xi)    permit any holder of Registerable Shares,
which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of Purchaser, to participate in the preparation of such registration or comparable statement and to comment thereon;

                          (xii)   in the event of the issuance of any stop
order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, Purchaser will use reasonable efforts promptly to obtain the withdrawal of such order;

                          (xiii)  use reasonable efforts to cause such
Registerable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registerable Shares;

                          (xiv)   use its reasonable efforts to obtain a cold
comfort letter from the Purchaser's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of the Registerable Shares being sold in such registration reasonably request; and

                          (xv)    use reasonable efforts thereafter to cause
the Registerable Shares to qualify as "margin stock" within the meaning of Regulations G, T and U promulgated by the Federal Reserve Board.

                 (g) Allocation of Registration Expenses. Purchaser shall be responsible for and pay all Registration Expenses (as defined below). Sellers shall only be responsible for and pay the following fees and expenses of registration on a pro rata basis in accordance with the number of their Registerable Shares included in such registration:

                          (i)     Underwriting discounts and selling
         commissions attributable to the sale of Registerable Shares; and

                          (ii) Fees and expenses of Sellers' independent legal counsel.

Notwithstanding the foregoing, if a registration is withdrawn at the written request of the Sellers requesting such registration (other than as a result of information concerning the business or financial condition of Purchaser which is made known to Sellers after the date on which such registration was requested) and if Sellers elect in writing not to have such registration counted as a registration requested under subparagraph (c) of this Section, Sellers shall pay all reasonable Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, "Registration Expenses" shall mean all fees and expenses incident to Purchaser's performance of or compliance with this Section 5 (other than those specifically payable by Sellers pursuant to this subparagraph (g)), including, without limitation, all registration and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, printing and engraving expenses, messenger and delivery expenses, and fees and disbursements for counsel, all independent certified public accountants, underwriters and any others retained by Purchaser.

                 (h) Certain Delays. Purchaser shall have the right from time to time and at anytime to defer for a period not to exceed 30 days, the filing of any Registration Statement requested under Sections 5(c) or 5(d) above if, in the reasonable judgment of Purchaser's board of directors, such registration would materially interfere with or materially and adversely affect any then existing negotiations for financing arrangements of financing plans of Purchaser, or any arrangement or plan of Purchaser, then pending or being negotiated in good faith, relating to any acquisition, disposition, merger or similar transaction.

         6. Representations and Warranties of Sellers. Each Seller represents and warrants (only with respect to itself) to Purchaser the following:

                 (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

                 (b) Seller has full power and authority under its articles of incorporation and by-laws to conduct its business as presently conducted and to perform its obligations under this Agreement.

                 (c) This Agreement is a legal and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors' rights generally.

                 (d) CAB owns a 3.500% Participating Interest in the Concession Properties; Crusader owns an 11.625% Participating Interest in the Concession Properties; and AHI owns a 5.23125% Participating Interest in the Concession Properties, in each case free and clear of all mortgages, liens, pledges, security interests, charges, claims, and encumbrances of any nature whatsoever that have been created by, through or under Seller, but not otherwise.

                 (e) Seller owns its beneficial interest in the BIA Leases free and clear of all mortgages, liens, pledges, security interests, charges, claims and encumbrances of any nature whatsoever that have been created by, through, or under Seller, but not otherwise.

                 (f) To Seller's knowledge, all taxes, assessments and governmental charges imposed upon the Properties or upon the income, profit and revenues derived therefrom, to the extent payable by Seller, have been paid by Seller.

                 (g) To Seller's knowledge, Seller has not received any material prepayment respecting any of the Properties and Seller has not entered into any agreement which contains a "take or pay" clause or similar arrangement that has obligated Seller to deliver oil, gas or other hydrocarbons at some future time without then or thereafter receiving full payment thereof. To Seller's knowledge, Seller is not currently obligated to "make up" any deliveries of oil or gas to any third parties out of future production from any of the Properties.

                 (h) To Seller's knowledge, no suit, action or other proceeding is pending before any court or governmental agency as of the date of this Agreement of which Seller is a party and which might result in substantial impairment or loss of any Seller's title to any material part of the Properties or the ability of any Seller to perform its obligations hereunder.

                 (i) With respect to the "Basic Documents" (defined below), to Seller's knowledge and in all material respects:

                          (i)     Seller is not in breach or default with
respect to any of its material obligations pursuant to such Basic Documents, or any regulations incorporated therein or governing same;

                          (ii)    All material payments (including, without
limitation, joint interest or other billings due under JOA or any operating agreement covering the BIA Leases) due thereunder have been made by Seller;

                          (iii)   Seller or any other party to any Basic
Documents has not given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Documents or any provision thereof; and

                          (iv)    Subject to any requisite consents to
assignment or transfer of the Properties, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, constitute default under, or result in a violation of the material provisions of any Basic Document.

As used herein the term "Basic Documents" shall mean the Acquisition Agreement, the JOA, the BIA Leases, agreements in respect of or affecting the purchase, sale, gathering, delivery, compression, transferring, processing, marketing or any other disposition of oil, gas or condensate produced from or attributable to the Properties, unitization or pooling agreement and all other material executory contracts relating to the Properties.

                 (j) Seller has been furnished with or has had access to the information it has requested from Purchaser and has had an opportunity to ask questions and receive answers from management of Purchaser. Seller acknowledges that it has received and had the opportunity to review copies of Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Purchaser's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994 and its Proxy Statement dated April 22, 1994 (collectively referred to herein as the "Purchaser SEC Filings"). Seller is either (i) an "accredited investor" (as defined in Rule 501(a) of the Act) or (ii) alone, or together with a "purchaser representative" (as defined in Rule 501(h) promulgated pursuant to the Act), has knowledge, experience and skill in business and financial matters and with respect to investments in securities so as to enable it to understand and evaluate the merits and risks of the acquisition of the Purchaser Common Stock and to form an investment decision with respect to such investment. Seller agrees that each certificate representing shares of Purchaser Common Stock issued pursuant to this Agreement will contain the restrictive legend set forth in Section 5(b)(ii) hereof and acknowledge that stop transfer instructions will be given to Purchaser's transfer agent for the shares of Purchaser Common Stock.

         7. Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers the following:

                 (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 (b) Purchaser has full power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Properties on the terms described in this Agreement, and to perform its other obligations under this Agreement.

                 (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Purchaser.

                 (d) This Agreement is a legal and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limited creditors' rights generally.

                 (e) Purchaser has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which any Seller shall have any responsibility whatsoever.

                 (f) Purchaser is knowledgeable, competent, and experienced in the oil and gas industry and has independently evaluated and interpreted all information and data relating to the Properties prior to entering into this Agreement, understands and is financially able to bear the risk associated with the Properties, and has independently conducted all the due diligence investigations and reviews of all technical, geologic, environmental and legal matters concerning the Properties as it deems necessary prior to Closing. Purchaser acknowledges that Sellers have made no statements or representations concerning the present or future value of anticipated income, costs or profits, if any, to be derived from the Properties, and Purchaser has relied solely upon its independent inspections, estimates, computations, evaluations, reports, studies and knowledge of the Properties.

         8. Survival of Representations and Warranties. The representations and warranties of Sellers in Section 6 and the representations and warranties of Purchaser in Section 7 shall survive the Closing for a period of one (1) year from the Closing Date (as hereinafter defined).

         9.      Covenants of Purchaser.

                 (a) Purchaser agrees to indemnify and hold Sellers Indemnified Group (as hereinafter defined) and any member thereof, harmless from, and shall reimburse each Seller and its agents, directors, officers, employees and predecessors in interest (collectively "Sellers' Indemnified Group") with respect to all claims, demands, causes of action, losses, damages, liabilities, costs and expenses, including attorneys' fees and court costs including, without limitation, the environmental liabilities discussed in Section 9(b) below (collectively the "Claims"), arising out of, and/or incurred, in connection with the ownership, development and operation of the Properties asserted against or incurred by any member of Sellers' Indemnified Group for any Claims for acts, events, omissions, occurrences or conditions arising or incurring before or after the Effective Time, except for Sellers Indemnified Claims as described in Section 10 hereof, regardless of whether such Claims are founded in whole or in part upon the negligent acts or omissions of any member of the Sellers' Indemnified Group.

                 (b) Without limiting the generality of the foregoing, Purchaser agrees to indemnify and hold Sellers' Indemnified Group and any member thereof harmless from, and shall reimburse Sellers' Indemnified Group or any member thereof with respect to, any and all fines, penalties, costs, clean-up charges, remediation expenses and assessments (other than Sellers Indemnified Claims) levied or assessed against Sellers' Indemnified Group or any member thereof by any person, party or entity, including, but not limited to, any local, state or federal government entity or authority, together with any and all Claims of every kind or character, except for Sellers Indemnified Claims, asserted against or incurred by Sellers' Indemnified Group or any member thereof at any time for any Claims for acts, events, omissions, conditions or occurrences, except for Sellers' Indemnified Claims, arising or incurring before or after the Effective Time by reason of, or arising from, the Properties or the presence, generation, transportation, treatment, disposal or release of any hazardous substances or any other environmental contamination regarding the Properties that arises or occurs before or after the Effective Time in any manner, including but not limited to the above-referenced presence of hazardous substance or any other environmental contamination upon the Properties that arises or occurs after the Effective Time, regardless of whether such Claims are founded in whole or in part upon the negligent acts or omissions of Sellers Indemnified Group or any member thereof, but excluding Sellers Indemnified Claims. For purposes of this Section 9, "hazardous substances" and "environmental contamination" shall include, without limitation, oil, gas and other hydrocarbons, radioactive materials, including NORM, asbestos or asbestos containing materials, polychlorinated biphenyels and any chemicals, materials, wastes or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "toxic substances," "toxic pollutants," "contaminants," or "pollutants" or words of similar import under any environmental laws or regulations, including, without limitation, applicable federal, state or local statutes, rules, regulations, ordinances, codes and policies, now in effect or hereinafter enacted, and as such may be amended from time to time, relating to the environment or human health or safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq., Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1201 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 3808 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq., and the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.

                 (c) Purchaser hereby agrees, as of the Effective Time, to assume, perform and comply with all of the provisions and obligations (express or implied) that are attributable to the Properties or that are attributable to acts, operations, omissions or conditions arising before or after the Effective Time (except for Sellers Indemnified Claims), including, but not limited to: all of the terms and conditions of the JOA, the BIA Leases and all applicable and valid agreements, contracts and instruments, unit agreements, joint operating agreements, pooling agreements, communitization agreements and easements and rights-of-way respecting the BIA Leases; all existing lease burdens (including, but not limited to, royalties, overriding royalties, production payments, net profits interest, carried working interest or similar burdens); and all duties imposed by governmental law, rule or regulation.

                 (d) All covenants of Purchaser contained in this Section 9 shall survive Closing.

         10. Covenants of Sellers. Each Seller severally, but not jointly, agrees to indemnify and hold Purchaser harmless from, and shall reimburse Purchaser and its agents, directors, officers, and employees (collectively "Purchaser's Indemnified Group") with respect to all Claims, including attorneys' fees and court costs including, relating to, arising out of or in connection with any of the following (the Claims set forth in subparagraphs (a) and (b) below for which Sellers shall indemnify Purchasers Indemnified Group are herein collectively called "Sellers Indemnified Claims"):

                 (a) All fines, penalties, clean-up charges, remediation expenses and assessments levied or asserted against Purchasers Indemnified Group by any local, state or federal government entity or authority by reason of or arising from the clean-up or remediation of any hazardous substances or any other environmental contamination that exists on or at the Aneth Gas Plant as of the Effective Time, but only to the extent that any of the foregoing (i) is not subject to indemnification by El Paso Natural Gas Company and (ii) is based on or attributable to the respective Seller's interest in the Aneth Gas Plant; and

                 (b) All amounts, including interest, penalties and fines, levied or asserted against Purchasers Indemnified Group by reason of or arising from a presently pending investigation or audit by the Minerals Management Service respecting the alleged underpayment of royalties or other amounts payable to the Tribe under or pursuant to the Tribal Agreements or the BIA Leases, but only to the extent that such amounts are based on or attributable to the respective Seller's interest in the Properties.

         All covenants of Sellers contained in this Section 10 shall survive Closing.

         11. Sellers' Conditions to Closing. The obligations of Sellers at the Closing are subject, at the option of Sellers, to the satisfaction at or prior to the Closing that all representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Purchaser shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Purchaser at or prior to the Closing.

         12. Purchaser's Conditions. The obligations of Purchaser at the Closing are subject, at the option of Purchaser, to the satisfaction at or prior to the Closing that all representations of Sellers contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Sellers shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Sellers at or prior to the Closing.

         13. Closing. Unless the parties hereto mutually agree otherwise and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (herein called the "Closing" and the date of which herein called the "Closing Date") shall be held on or before October 20, 1994. The Closing shall be held at the office of Purchaser or at such other place as Purchaser and Sellers may agree in writing.

         14. Closing Obligations. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others.

                 (a) Each Seller shall execute, acknowledge and deliver an Assignment and Bill of Sale to Purchaser covering the Concession Properties in the form (executed in sufficient counterparts to facilitate recording) substantially set forth in Exhibit "C" hereto.

                 (b) Purchaser shall instruct and cause its transfer agent to issue the Purchaser Common Stock to each Seller in the percentages specified in Section 3 hereof.

         15.     Obligations after Closing.

                 (a) Sales Taxes and Recording Fees. Purchaser shall pay all sales taxes and assessments occasioned by the sale of the Properties, and Purchaser shall pay all filing and recording fees required in connection with the filing and recording of any assignments.

                 (b) Further Assurances. After Closing, Sellers and Purchaser shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law. If at any time subsequent to the Closing, either party comes into possession of money or property belonging to the other, such money or property shall be promptly turned over to the party entitled thereto. If requested by Purchaser, after Closing each Seller shall execute, acknowledge and deliver a Declaration of Ownership in the form reasonably satisfactory to Sellers and Purchaser, to be executed in sufficient counterpart for filing with (i) the Minerals Division of the Tribe, (ii) the Bureau of Indians Affairs in Window Rock, Arizona, (iii) San Juan County, New Mexico,
(iv) Apache County, Arizona and (v) San Juan County, Utah.

                 (c) Final Accounting. On or before forty-five (45) days of the Closing Sellers and Purchaser shall deliver to each other, in accordance with Section 4 or other provisions of this Agreement and generally accepted accounting principles, an itemized statement setting forth all income received and expenditures incurred relating to the Properties, the operation thereof and production and/or revenues therefrom. As soon as practicable, Purchaser and Sellers shall account to each other in cash (not in Purchaser Common Stock) for such income and expenditures which were not utilized in calculating the Purchase Price paid to Sellers at the Closing, as contemplated by Section 4 or other provisions of this Agreement, taking in account ordinary set-off of same (the "Final Accounting"). If Buyer and Seller are unable to agree upon the Final Accounting within sixty (60) days of Closing, then such Final Accounting shall be resolved through arbitration proceedings in accordance with this Agreement.

         16. Termination. This Agreement and the transaction contemplated hereby may be terminated in the following instances:

                 (a) By Sellers if the conditions set forth in Section 10 are not satisfied in a material way or waived as of the Closing Date.

                 (b) By Purchaser if the conditions set forth in Section 11 are not satisfied in a material way or waived as of the Closing Date.

                 (c) At any time by the mutual written agreement of Purchaser and Sellers.

         17.     Title and Warranty.

                 (a) Title. Purchaser has had the opportunity to examine all files, title information and production data that Sellers have in their possession relating to the Properties. The furnishing of such files, title information and production data shall create no liability or responsibility on the part of Sellers and Sellers make no warranty or representation as to the correctness or completeness of the files, title information and production data so furnished. Purchaser has conducted, or will conduct prior to Closing, such examination of title and the other information as it sees fit and has notified Sellers that this examination revealed no title defects which would cause Sellers' title to be not merchantable. The purchase and sale of the Properties shall be made pursuant to a special warranty of title subject to all reservations, exception, limitations, claims, encumbrances or burdens (i) contained herein, (ii) which are of record, (iii) of which Purchaser has actual notice, or (iv) which are not claimed by, through or under Sellers.

                 (b) Warranty. At the Closing, Sellers shall convey the Properties subject to a special warranty of title that the Properties are free and clear from all mortgages, liens, claims or other encumbrances by or on behalf of any person or entity claiming by, through or under Sellers, but not otherwise. Purchaser acknowledges that it has relied solely on the basis of its own investigation of the Properties. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT FOR THE FOREGOING SPECIAL WARRANTY OF TITLE, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO TITLE TO THE PROPERTIES. AT THE CLOSING, SELLERS SHALL CONVEY THE PROPERTIES "AS

IS, WHERE IS," WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WARRANTIES AS TO DESCRIPTION, VALUE, QUALITY, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         18.     Miscellaneous Provisions.

                 (a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, neither Purchaser nor Sellers may assign their rights or obligations hereunder prior to Closing without the written consent of the other parties.

                 (b) Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All proceedings to be taken and all documents to be executed and delivered by the parties at Closing shall be deemed to have been taken and executed simultaneously with all other proceedings to be taken and documents to be executed and delivered at Closing and no proceeding shall be deemed taken or any documents delivered or executed until all have been taken, executed and delivered at Closing.

                 (c) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 (d) Finder's Fee. Sellers and Purchasers represent that they neither are nor will be obligated for any finders fee or commission in connection with this transaction.

                 (e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 (f) Notices. Any notice, demand or other communication required to be given or made under this Agreement shall be in writing and be deemed duly given or made if delivered or sent by telex or facsimile as follows:

                 SELLERS:                  C.A.B. RESOURCES, INC.
                                           c/o Sewell & Riggs
                                           333 Clay Avenue, Suite 800
                                           Houston, Texas  77002
                                           Attention:       N. L. Stevens, III
                                           Facsimile:       (703) 652-8808

                                           CRUSADER, INC.
                                           c/o Sewell & Riggs
                                           333 Clay Avenue, Suite 800
                                           Houston, Texas  77002
                                           Attention:       N. L. Stevens, III
                                           Facsimile:       (703) 652-8808

                                           AUSTRALIAN HYDROCARBONS INC.
                                           c/o Sewell & Riggs
                                           333 Clay Avenue, Suite 800
                                           Houston, Texas  77002
                                           Attention:       N. L. Stevens, III
                                           Facsimile:       (703) 652-8808

                 PURCHASER:                HARKEN ENERGY CORPORATION
                                           2505 N. Highway 360, Suite 800
                                           Grand Prairie, Texas  75050
                                           Attention:       Larry E. Cummings
                                           Facsimile:       (817) 652-4463

         Any party may change its address for the purpose of this Agreement by giving notice of such change to the other parties pursuant to the provisions of this section. Any notice, demand or other communication sent by facsimile shall be deemed given, in absence of proof to the contrary, upon receipt in a legible form by the party being served.

                 (g) Legal Costs. The costs of legal counsel incidental to the instructions for and the preparation and execution of this Agreement, all counterparts thereof and all documents executed in connection therewith shall be borne and paid by the parties who engaged such counsel or on whose behalf such counsel was engaged.

                 (h) Governing Law; Jurisdiction and Venue. The terms and interpretation of this Agreement shall be governed by the laws of the State of Texas. In no event shall any Texas laws or principles of conflicts of law be used to permit the laws of another jurisdiction to govern, nor to permit jurisdiction or venue to be other than those specified herein. The courts of the State of Texas shall have exclusive jurisdiction over any dispute related to this Agreement.

                 (i) Amendments. No modification, variation or amendment of this Agreement shall have any force or effect unless it is in writing and signed by all the Parties. Unless the context otherwise so requires, a reference to this Agreement shall include a reference to this Agreement as modified, varied or amended from time to time.

                 (j) Powers of Attorney. If this Agreement is executed for and on behalf of any of the parties by an attorney-in-fact, each attorney so executing declares that at the time of execution of this Agreement, no notice of the revocation of the power of attorney under the authority of which he or she executes this Agreement has been received. A copy of each such power of attorney shall be furnished to each other Party to this Agreement upon request.

                 (k) Entire Agreement. This Agreement supersedes all prior proposals, whether oral or written, and all previous negotiations and understanding among Purchaser and Sellers with respect to the subject matter hereof.

                 (l) Conflicts. In the event that the provisions of this Agreement conflict with the provisions of the JOA or any other agreement or instrument executed and delivered to effectuate the transactions contemplated by this Agreement, the provisions of this Agreement shall prevail over all others.

                 (m) Incorporation of Exhibits and Schedules. All Exhibits and Schedules referred to herein are incorporated herein and made a part of this Agreement for all purposes.

                 (n) Publicity. Sellers and Purchaser shall consult with each other with regard to all press releases and other publicity issued at or prior to the Closing concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Purchaser nor Sellers shall issue any such press release or other publicity without the prior written consent of the other party, which consent may be withheld for any reason.

                 (o) Arbitration. If the parties are unable to resolve a dispute arising under this Agreement, then such dispute shall be settled by binding arbitration in Houston, Texas, before an independent and impartial arbitrator. Any party may call for arbitration by written notice to the others. If within twenty (20) days after receipt of such notice, the parties are unable to agree upon an arbitrator, then any party may apply to the then sitting Chief Judge of the United States District Court for the Southern District of Texas requesting the appointment of an arbitrator. The arbitration shall be governed by the United States Arbitration Act (9 U.S.C. Section
Section 1-16) and, except as contradicted by the United States Arbitration Act, shall be conducted in accordance with the rules of the American Arbitration Association then in effect, including, without limitation, the Code of Ethics for Arbitrators in Commercial Disputes. The decision of the arbitrator on any point or points will be final. Judgment may be entered upon any award rendered by the arbitrator in any court having jurisdiction. Each party shall pay its own costs of the arbitration, including attorneys' fees, preparation costs and travel expenses. All other costs of arbitration, including the cost of the arbitrator, shall be borne equally by the parties.

                 (p) Attorneys' Fees. If any litigation is commenced between the parties concerning this Agreement, the party prevailing in such litigation shall be entitled to the reasonable attorneys' fees and expenses of counsel and court costs incurred by reason of such litigation.

         EXECUTED this the 20th day of October, 1994, but effective for all purposes as of the Effective Time.

                                     SELLERS:

                                     C.A.B. RESOURCES, INC., a Texas corporation

                                     By: ____________________________________
                                         N. L. Stevens, III, Attorney-in-Fact

                                     CRUSADER, INC., a Delaware corporation

                                     By: ____________________________________
                                         N. L. Stevens, III, Attorney-in-Fact

                                     AUSTRALIAN HYDROCARBONS INC.,
                                     a Delaware corporation

                                     By: ____________________________________
                                         N. L. Stevens, III, Attorney-in-Fact

                                     PURCHASER:

                                     HARKEN ENERGY CORPORATION,
                                     a Delaware corporation

                                     By: ____________________________________
                                         Larry E. Cummings, Vice President

                                   SCHEDULE 2

                              RETAINED LIABILITIES

         1. All finds, penalties, clean-up charges, remediation expenses and assessments based on or attributable to the Sellers' interest in the Properties levied or asserted by any local, state or federal government entity or authority by reason of or arising from the clean-up or remediation of any hazardous substances or any other environmental contamination that exists on or at the Aneth Gas Plant as of the Effective Time, but only to the extent that nay of the foregoing is not subject to indemnification by El Paso Natural Gas Company.

         2. All amounts, including interest, penalties and fines, levied or asserted based on or attributable to the Sellers' Interest in the Properties by reason of or arising from an investigation or audit by the Minerals Management Service pending as of September 24, 1994 respecting the alleged underpayment of royalties or other amounts payable to the Tribe under or pursuant to the Tribal Agreements or the BIA Leases.

                                  EXHIBIT "A"

                             Concession Properties

         The Concession Properties shall include each Sellers Participating Interest in the following (capitalized terms are defined in the Acquisition Agreement):

         (i) all gross proceeds from the sale to purchasers of Petroleum produced from the Area pursuant to the 1987 Tribal Agreement after the Effective Time, after deduction for the percentage of gross proceeds payable to the Tribe pursuant to Section 15 of the 1987 Tribal Agreement;

         (ii) all gross proceeds from the sale to purchasers of Petroleum produced from the Area pursuant to the 1983 Tribal Agreement and the 1984 Tribal Agreement after the Effective Date after deduction for the percentage of gross proceeds payable to the Tribe pursuant to Section 16 of the 1983 Tribal Agreement and
                 Section 15 of the 1984 Tribal Agreement; provided, however, with respect to any wells on acreage covered by the partnership agreements listed on Schedule 2 to the Acquisition Agreement such gross proceeds shall be reduced to Sellers' Partnership Share;

         (iii) all other rights, titles, interests, benefits and privileges, if any, whether real, personal or mixed, arising out of and created by virtue of the Tribal Agreements, that Sellers are permitted to assign pursuant to the terms and provisions of the Tribal Agreements, including without limitation: (a) all right, title and interest of Sellers in and to Petroleum severed and extracted from or attributable to the Area; (b) all right, title and interest of Sellers in and to (i) accounts (including but not limited to accounts resulting from the sale of Petroleum at the wellhead) and (ii) instruments, contract rights and general intangibles arising in connection with the -sale or other disposition of any Petroleum produced from and after the Effective Date; and (c) all right, title and interest of Sellers in and to the contracts, agreements, easements and rights-of-way described on Exhibit "J" to the Acquisition Agreement and (d) all right, title and interest of Sellers in and to all other contracts, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, rights-of-way, easements, surface leases, permits, franchises, licenses, pooling or unitization agreements, unit designations and pooling orders affecting the Area, the Operating Equipment or Petroleum produced from the Area or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing Petroleum produced from the Area together with all technical, scientific, geological and seismic data and all other information of any kind whatsoever heretofore obtained and accumulated by or on behalf of Sellers or that may be so obtained and accumulated in the future in connection with exploration for and production and development of Petroleum from the Area;

         (iv) the Aneth Gas Plant (subject to Section 2(a) of the Acquisition Agreement) and the Aneth Plant Revenues; and

         (v) all of Sellers' right, title and interest in and to the Operating Equipment.

                                  EXHIBIT "C"

                          ASSIGNMENT AND BILL OF SALE

                            (Concession Properties)


NAVAJO NATION                       )
                                    )
STATE OF ARIZONA                    )
COUNTY OF APACHE                    )
                                    )
STATE OF NEW MEXICO                 )
COUNTY OF SAN JUAN                  )    KNOW ALL MEN BY THESE PRESENTS:
                                    )
STATE OF UTAH                       )
COUNTY OF SAN JUAN                  )
                                    )
UNITED STATES OF AMERICA            )


         That, ____________________________________, a _____________
corporation whose address is __________________________ ("Assignor"), for and in consideration of $10.00 and other good and valuable consideration in hand paid to Assignor by HARKEN ENERGY CORPORATION, a Delaware corporation whose address is 2505 N. Highway 360, Suite 800, Grand Prairie, Texas 75050 ("Assignee") has transferred, sold, assigned and conveyed and by these presents does hereby, as of August 1, 1994, transfer, sell, assign and convey unto Assignee, free and clear of any and all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever created by, through or under Assignor, but not otherwise, the following described "Property":

         All of Assignor's right, title and interest in and to:

         1.      (a)      All gross proceeds from the sale to purchasers of (i)
                          casinghead gas and (ii) under the 1987 Tribal
                          Agreement (hereinafter defined), all oil, gas, hydrocarbons, helium, nitrogen and other gas resources and (iii) under the 1983 Tribal Agreement and 1984 Tribal Agreement (hereinafter defined), all oil, gas, helium, hydrocarbon and other gas resources
                          ("Petroleum"), produced, obtained or secured from the lands described in Exhibit "A" attached hereto and by reference made a part hereof, as subsequently reduced in accordance with the Tribal Agreements (as hereafter defined), (the "Area") pursuant to the following described "Tribal Agreements":

                          (1) Oil and Gas Operating Agreement dated July 28, 1983 by and between the Navajo Tribe of Indians, as Owner, Chuska Energy Company ("Chuska"), as Operator (the "1983 Tribal Agreement");

                          (2) Oil and Gas Operating Agreement dated November 26, 1984 by and between the Navajo Tribe of Indians, as Owner, and Chuska, as Operator (the "1984 Tribal Agreement"); and

                          (3) Oil and Gas Operating Agreement dated February 18, 1987 by and between the Navajo Tribe of Indians, as Owner, and Assignor, as Operator (the "1987 Tribal Agreement")

                          after deductions for the percentage of gross proceeds payable to the Navajo Tribe of Indians pursuant to
                          Section 16 of the 1983 Tribal Agreement and Section 15 of the 1984 Tribal Agreement and the 1987 Tribal Agreement; and

                 (b) all other rights, titles, interests, benefits and privileges, if any, whether real, personal or mixed, arising out of and created by virtue of the Tribal Agreements, that Assignor is permitted to assign pursuant to the terms and provisions of the Tribal Agreements, including without limitation (i) all right, title and interest of Assignor, if any, in and to Petroleum severed and extracted from or attributable to the Area; (ii) all right, title and interest of Assignor in and to accounts (including but not limited to accounts resulting from the sale of Petroleum at the wellhead) instruments, contract rights and general intangibles arising in connection with the sale or other disposition of any Petroleum produced from and after the effective date hereof; and and (iii) all right, title and interest of Assignor in and to all other, if any, contracts, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, rights-of-way, easements, surface leases, permits, franchises, licenses, pooling or unitization agreements, unit designations and pooling orders affecting the Area, the Operating Equipment (hereinafter defined) or Petroleum produced from the Area or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing Petroleum produced from the Area together with all technical, scientific, geological and seismic data and all other information of any kind whatsoever heretofore obtained and accumulated by or on behalf of Assignor and that may be so obtained and accumulated in the future in connection with exploration for and production and development of Petroleum from the Area.

         2. All of Assignor's right, title and interest in and to operating equipment used in connection with the exploration for and production of Petroleum under the Tribal Agreements. The Assignee is acquiring its interest in such operating equipment regardless of whether such operating equipment has become incorporated into or fixed to realty or structures or improvements located therein or thereon.

         3. The aggregate of all net revenues ("Aneth Plant Revenues") that Assignor receives as a Plant Owner under the Plant Ownership and Operating Agreement for the Aneth Gas Plant, said Plant being more particularly described in Exhibit "B" attached hereto and by reference made a part hereof, made and entered into December 31, 1986 by and between Chieftain International, Inc., Exxon Company U.S.A., Mobil Exploration and Producing North America, Inc., and Texaco, Inc. (such four entities hereafter the "Original Plant Owners"), as amended by
                 (a) a First Amendment to the Plant Ownership and Operating Agreement for the Operating Agreement for the Aneth Gas Plant, San Juan County, Utah, made and entered into May 31, 1987 by and between the Original Plant Owners, and (b) Consent and Ratification Agreement made and entered into December 21, 1987 by and between the Original Plant Owners and Assignor, and as may have been subsequently amended. As used in this paragraph 3, the term "net revenues" means all revenues actually received by Assignor less deductions for any and all liabilities, losses, claims, causes of action, judgments, damages, awards, fees, costs, expenses and attorneys fees payable by the holder of Aneth Plant Revenues including without limitation all applicable taxes, royalties, service charges, rentals, capital contributions and costs of producing the Aneth Plant Revenues.

         This Assignment and Bill of Sale has been executed and delivered pursuant to that certain Concession and Lease Purchase Agreement (the "Purchase Agreement") dated effective August 1, 1994 by and among C.A.B. Resources, Inc., Crusader, Inc., Australian Hydrocarbons Inc. and Assignee and is made and accepted subject to the Purchase Agreement and the following:

         (1) the terms and provisions of the above referenced Concession and Lease Purchase Agreement and all matters set forth therein including without limitation that certain Joint Operations Agreement, dated August 1, 1988, by and among Chuska Energy Company, as Operator, and Assignor and others, as Non-operators;

         (2) liens for taxes, mechanics, laborers and materialmen arising by operation of law to secure sums not yet delinquent or due or being contested in good faith by appropriate action promptly initiated and diligently conducted;

         (3) Assignee shall not acquire by virtue of this Assignment and Bill of Sale any operating rights under the Tribal Agreements; provided, however, this paragraph shall not limit the provisions of the Joint Operations Agreement; and

         (4) the terms and provisions of the following "Partnership Agreements" more particularly described on Schedule 2 of that certain Concession Purchase Agreement dated August 1, 1988 among Chuska Energy Company, Assignor and others:

                 (a) the Agreements of Limited Partnership for Aneth No. 1 Ltd., Aneth No. 2 Ltd., Aneth No. 3 Ltd., Aneth
                          No. 3A Ltd., Aneth No. 6 Ltd., Aneth No. 7 Ltd., Aneth No. 8 Ltd. and Aneth No. 9 Ltd. insofar and only insofar as such Agreements of Limited Partnership pertain to the "Contract Areas" therein described; and

                 (b) Agreement dated September 11, 1984 by and between Chuska Energy Company and Trafalgar House Oil & Gas Inc., insofar and only insofar as the Agreement covers the properties and wells therein described.

         TO HAVE AND TO HOLD the Property described above, together with all and singular the rights and appurtenances thereto and anywise belonging unto Assignee, its successors and assigns forever.

         Notwithstanding anything herein to the contrary, Assignee hereby assumes and shall pay, perform and discharge when due all liabilities and obligations relating to the Property, other than the liabilities and costs set forth on Schedule 2 attached hereto.

         The only warranties made by Assignor in connection with this Assignment and Bill of Sale are those contained in the Purchase Agreement and any other warranties, express or implied, are hereby expressly excluded. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH IN THE PURCHASE AGREEMENT, ASSIGNORS MAKE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO TITLE TO THE PROPERTY. ASSIGNORS HEREBY CONVEY THE PROPERTY "AS IS, WHERE IS," WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WARRANTIES AS TO DESCRIPTION, VALUE, QUALITY, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         For convenience of recording in the appropriate public records of the Navajo Nation., Apache County, Arizona, San Juan County, New Mexico, San Juan County, Utah and the United States of America, this Assignment and Bill of Sale may be executed by the undersigned in multiple originals it being recognized that all of such multiple originals, if any, shall comprise only one instrument of conveyance.

         EXECUTED this the 20th day of October, 1994, but effective as of the 1st day of August, 1994 at 7:00 C.S.T.


                                        (NAME OF ASSIGNOR)

                                        By: _________________________________
                                        Name: _______________________________
                                        Title: ______________________________

THE STATE OF TEXAS                )
                                  )
COUNTY OF __________________      )

         On the ______ day of ______________, 1994, personally appeared before me, the undersigned authority, ___________________________ , who, being by me duly sworn, did state and affirm that he is the attorney-in-fact of ____________________________________, a ______________ corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its board of directors and the said _________________________ acknowledged to me that said corporation executed the same for the purposes and considerations therein expressed



                                        ________________________________
                                        Notary Public in and for
                                        The State of _____________

                                        ________________________________________
                                        Printed Name of Notary

                                        My Commission Expires: _____________